                                                                 EXHIBIT 10.28

  SECOND AMENDMENT TO CONSULTING AGREEMENT BETWEEN THE COMPANY AND MIKE KILEY

AGREEMENT made this 1st day of April, 1998 between Media Arts Group, Inc. (hereinafter "the company" and Mike Kiley (hereinafter, "the consultant").

                                  WITNESSETH

(1) As compensation of the consultant's services hereunder, the company agrees to pay the consultant an additional amount (hereinafter, "incentive compensation") equal to Paragraph (2) below based on EPS growth of consolidated net earnings of the company and its subsidiaries.

(2) The earnings per share growth of the company shall be determined from a base EPS of .98 established 4/1/98. The net earnings per share calculation for the Agreement will be the same calculation used for the company's management incentive bonus plan. Consultant will receive incentive compensation in two parts. The 1st incentive payout will be based on EPS growth as of 10/1/98. The 2nd incentive payout will be based on EPS growth as of fiscal year end, 3/31/99, minus the 1st incentive payout

           Threshold                     Target                       Superior
           ---------                     ------                       --------
     EPS          Incentive     EPS            Incentive       EPS            Incentive
     ---          ---------     ---            ---------       ---            ---------
     0.98 - 1.02    11,000      1.36 - 1.39      98,000        1.61 - 1.67     188,000
     1.03 - 1.07    22,000      1.40 - 1.42     108,000        1.68 - 1.73     208,000
     1.08 - 1.12    33,000      1.43 - 1.45     118,000        1.74 - 1.79     228,000
     1.13 - 1.17    44,000      1.46 - 1.48     128,000        1.80 - 1.85     248,000
     1.21 - 1.25    55,000      1.49 - 1.51     138,000        1.86 - 1.91     268,000
     1.25 - 1.29    66,000      1.52 - 1.54     148,000        1.92 - 1.97     288,000
     1.29 - 1.33    77,000      1.55 - 1.57     158,000        1.98 - 2.03     308,000
     1.33 - 1.35    88,000      1.58 - 1.60     168,000        2.03 - 2.17     328,000

(3) The determination of consolidated net earnings per share made shall be final and binding on company and consultant, and no adjustments in incentive compensation shall subsequently be made because of adjustments in federal income taxes or other items. The consolidated growth of net earnings per share for purposes of this incentive compensation shall be computed and paid out not later than 30 days after 10/1/98 and 3/31/99, company's fiscal year end.


     IN WITNESS WHEREOF the company and the consultant have executed this agreement as of the day and year first written above.

     MEDIA ARTS GROUP, INC.                       MIKE KILEY


     by /s/ Raymond A. Peterson                   /s/ Mike Kiley
        -----------------------                   --------------
        CEO                                       Consultant